Exhibit 99.1

NEXSTAR MEDIA GROUP REPORTS RECORD SECOND QUARTER NET REVENUE OF $1.25 BILLION

Net Revenue Drives Record Q2 Operating Income of $333.4 Million, Net Income of $226.5 Million,

Adjusted EBITDA of $486.3 Million and Free Cash Flow of $219.0 Million

All-Time High Quarterly and Six Month Return of Capital to Shareholders of $284.3 Million and $479.5 Million, Respectively

IRVING, Texas – August 4, 2022 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported financial results for the second quarter ended June 30, 2022 as summarized below:

Summary 2022 Second Quarter Highlights

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
($ in millions)	2022	2021	Change	2022	2021	Change
Core Advertising Revenue	$413.0	$423.5	(2.5)	$841.1	$835.2	+0.7
Political Advertising Revenue	86.7	8.5	+920.0	110.4	13.9	+694.2
Total Television Advertising Revenue	$499.7	$432.0	+15.7	$951.5	$849.1	+12.1

Distribution Revenue	646.1	617.0	+4.7	1,314.0	1,238.2	+6.1
Digital Revenue	88.2	73.4	+20.2	166.9	139.8	+19.4
Other Revenue	11.1	9.2	+20.7	22.8	18.4	+23.9
Net Revenue	$1,245.1	$1,131.6	+10.0	$2,455.2	$2,245.5	+9.3

Income from Operations	$333.4	$288.3	+15.6	$662.8	$573.2	+15.6

Net Income	$226.5	$199.8	+13.4	$477.9	$399.0	+19.8

Adjusted EBITDA Before Transaction and Other One-Time Expenses(1)	$489.2	$419.7	+16.6	$1,133.5	$992.3	+14.2
Adjusted EBITDA(1)	486.3	418.8	+16.1	1,129.0	990.2	+14.0
Adjusted EBITDA Margin(2)	39.1%	37.0%		46.0%	44.1%

Free Cash Flow Before Transaction and Other One-Time Expenses(1)	$221.9	$182.1	+21.9	$783.9	$666.8	+17.6
Free Cash Flow(1)	219.0	181.2	+20.9	779.4	664.7	+17.3

The contribution from Nexstar’s 31.3% ownership stake in TV Food Network and other investments is included in the Condensed Consolidated Statements of Operations under caption “Income from equity method investments, net” while revenue from NewsNation is included in core advertising revenue and distribution revenue.

(1)
Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release.
(2)
Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

Nexstar Media Group, Inc. 8/4/22

CEO Comment

Perry Sook, Nexstar’s Chairman and Chief Executive Officer, commented, “Nexstar delivered record second quarter financial results, including all-time high second quarter net revenue, Adjusted EBITDA and free cash flow that once again exceeded consensus expectations. Our results benefitted from strong year-over-year growth in political advertising, distribution, and digital revenues. Total television advertising revenue growth of 15.7% was driven by record second quarter political advertising revenue, which more than tripled on a quarterly sequential basis and rose four-fold versus the comparable 2020 period. In the first half of 2022, we returned 61.5% of Nexstar’s year-to-date free cash flow to our shareholders through a combination of dividends and share repurchases. This represents an all-time quarterly and six months high return of capital to shareholders of $284.3 million and $479.5 million, respectively.

“We continue to have solid three-year visibility on our growth trajectory, given the expected continuation of strong political advertising for the 2022 mid-term and 2024 presidential election cycles and the renewals of distribution agreements in 2022 and 2023 representing the substantial majority of our subscribers. In addition, we do not currently see evidence that macroeconomic challenges are having a material impact on Nexstar’s business. As a result, we are reiterating our pro forma average annual free cash flow guidance of $1.4 billion over the 2022/2023 cycle. The Board’s recent approval of a new $1.5 billion share repurchase authorization, further underpins our confidence in Nexstar’s free cash flow growth outlook.”

Second Quarter 2022 Business Highlights

•
Nexstar shareholders voted in favor of all proposals recommended by the Board of Directors at the 2022 Annual Shareholders’ Meeting, including an amendment to the corporate charter to eliminate the Company’s Class B and Class C Common Stock classes.
o
Nexstar’s Common Stock (previously referred to as “Class A Common Stock”) has been the only class of shares outstanding since 2013.

•
Nexstar refinanced the Company’s senior secured term loans and revolving credit facilities reducing annual cash interest expense by approximately $10.0 million and extending its maturities. As part of the refinancing:
o
Nexstar Media Inc. closed a new $2,425.0 million term loan A facility and a new $550.0 million revolving credit facility, and Mission Broadcasting, Inc., an independently owned variable interest entity, closed a new $75.0 million revolving credit facility.
o
The net proceeds were used to repay existing indebtedness and refinance and modestly upsize existing revolving credit facility commitments.

•
We completed the sale of one of our remaining real estate properties in Chicago for gross cash proceeds of $45.3 million.

•
The Company expanded programming at NewsNation, the fastest growing national cable news network, to 86 hours of original news programming per week, which is more than four times the number of news hours on the network at its launch in September 2020.

•
We launched NextGen TV (or ATSC 3.0) in four additional markets - Greenville, SC, Fresno-Visalia, CA, Richmond-Petersburg, VA and Shreveport, LA.

•
Nexstar stations earned a total of 31 regional Edward R. Murrow Awards from the Radio Television Digital News Association (RTDNA), including recognition for “Overall Excellence,” “Best Newscast,” “Digital,” and “Excellence in Diversity, Equity and Inclusion.”

•
Nexstar employees across the country provided nearly 17,000 hours of community service in celebration of the Nexstar Founder’s Day of Caring, an annual event where the Company’s employees receive paid time off to volunteer on behalf of a local charity, non-profit organization or public service agency.

Second Quarter 2022 Financial Highlights

Nexstar Media Group, Inc. 8/4/22

•
Record second quarter net revenue of $1.25 billion increased 10.0% from the prior year quarter.
o
Revenue growth was driven by strong political advertising revenue and healthy year-over-year increases in distribution, digital and other revenue, offset by a decline in core advertising.
o
59.9% of Nexstar’s second quarter net revenue was generated by distribution, digital and other revenue sources.

•
Second quarter core television advertising revenue of $413.0 million decreased 2.5% year-over-year.
o
Key categories responsible for the decline included insurance, automotive, direct response, government spending related to the COVID-19 pandemic and packaged goods. The decline was offset, in part, by continued strength in the entertainment, home repair/manufacturing and related categories such as carpet/floor covering and air conditioning/heating and fast food/restaurants, among others.
o
New-to-television revenue of $36.2 million increased 10.0% year-over-year.

•
Record second quarter political advertising revenue of $86.7 million increased 920.0% year-over-year and 302.0% over the second quarter of 2020.
o
The increase reflects strong early mid-term election spending primarily related to primary election advertising.

•
Record second quarter distribution revenue rose 4.7% year-over-year to approximately $646.1 million.
o
The increase reflects the renewal of distribution agreements in 2021 on improved terms and annual rate escalators, partially offset by MVPD subscriber attrition.

•
Record second quarter digital revenue increased 20.2% year-over-year to approximately $88.2 million.
o
Revenue growth was driven by strong year-over-year increases in Nexstar’s digital advertising revenue and agency services business, combined with the impact of The Hill, which was acquired in the third quarter of 2021.

•
Record second quarter adjusted EBITDA increased 16.1% to $486.3 million, representing a 39.1% margin, and record second quarter free cash flow increased 20.9% to $219.0 million, representing 45.0% of Adjusted EBITDA.
o
Growth in Adjusted EBITDA was primarily attributable to increased revenue net of related variable expenses and continued operational focus on controlling fixed expense growth.

•
In the second quarter of 2022, the Company used cash flow from operations to:
o
Reduce debt by approximately $26.9 million, and
o
Return $284.3 million to shareholders through the repurchase of 1,454,612 shares of Nexstar’s common stock at an average price of approximately $170.47 per share for a total cost of $248.0 million, and quarterly cash dividend payments of $36.3 million.

•
As of June 30, 2022, Nexstar had 39.4 million shares of common stock outstanding. As of August 4, 2022, Nexstar has approximately $1.6 billion available under its share repurchase authorization, inclusive of the $1.5 billion new share repurchase program authorized by the Board of Directors on July 28, 2022, and net of shares repurchased subsequent to June 30, 2022.

Nexstar Media Group, Inc. 8/4/22

Debt and Leverage Review

•
The consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, at June 30, 2022 was $7,234.0 million, including senior secured debt of $4,451.8 million.
o
The Company’s first lien net leverage ratio at June 30, 2022 was 2.01x compared to a covenant of 4.25x.
o
The Company’s total net leverage ratio at June 30, 2022 was 3.32x.

The table below summarizes the Company’s debt obligations (net of financing costs, discounts and/or premiums).

($ in millions)	June 30, 2022	December 31, 2021
Revolving Credit Facilities	$61.5	$61.5
First Lien Term Loans	4,390.3	4,571.5
5.625% Senior Unsecured Notes due 2027	1,789.8	1,790.2
4.75% Senior Unsecured Notes due 2028	992.4	991.9
Total Outstanding Debt	$7,234.0	$7,415.1

Unrestricted Cash	$276.4	$190.9

Second Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is +1 646-828-8073, conference ID 5103351 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at www.nexstar.tv. A webcast replay will be available for 90 days following the live event at www.nexstar.tv.

Definitions and Disclosures Regarding non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation of property and equipment, amortization of intangible assets and broadcast rights, (gain) loss on asset disposal, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus reimbursement from the FCC related to station repack and broadcast rights payments. We consider Adjusted EBITDA to be an indicator of our assets’ operating performance and a measure of our ability to service debt. It is also used by management to identify the cash available for strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. We also believe that Adjusted EBITDA is useful to investors and lenders as a measure of valuation and ability to service debt.

Free cash flow is calculated as net income, plus interest expense (net), loss on extinguishment of debt, income tax expense (benefit), depreciation of property and equipment, amortization of intangible assets and broadcast rights, (gain) loss on asset disposal, stock-based compensation expense, impairment charges, (income) loss from equity method investments, distributions from equity method investments and other expense (income), minus payments for broadcast rights, cash interest expense, capital expenditures, proceeds from disposals of property and equipment, and operating cash income tax payments. We consider Free Cash Flow to be an indicator of our assets’ operating performance. In addition, this measure is useful to investors because it is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies, although their definitions of Free Cash Flow may differ from our definition.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

With respect to our forward-looking guidance, no reconciliation between a non-GAAP measure to the closest corresponding GAAP measure is included in this release because we are unable to quantify certain amounts that would be required to be

Nexstar Media Group, Inc. 8/4/22

included in the GAAP measure without unreasonable efforts. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, a reconciliation of forward-looking Free Cash Flow to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. For example, the definition of Free Cash Flow excludes stock-based compensation expenses specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. In addition, the definition of Free Cash Flow excludes the impact of non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets which are unpredictable. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content, including 290,000 hours of original video content each year. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s television assets also include NewsNation, America’s fastest-growing national news and entertainment cable network reaching 70 million television homes, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including The Hill and BestReviews, are collectively a Top 10 U.S. digital news and information property. In addition to delivering exceptional content and service to our communities, Nexstar provides premium multiplatform advertising opportunities at scale for businesses and brands seeking to leverage the strong consumer engagement of our compelling content offering. For more information, please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Nexstar Media Group, Inc. 8/4/22

Investor Contacts:	Media Contact:
Thomas E. Carter President and Chief Operating Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Lee Ann Gliha Executive Vice President and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800
Joseph Jaffoni or Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

-tables follow-

Nexstar Media Group, Inc. 8/4/22

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations
(in millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$1,245.1	$1,131.6	$2,455.2	$2,245.5

Operating expenses (income):
Corporate expenses	50.3	42.0	96.7	85.4
Direct operating expenses	501.6	462.4	991.6	911.7
Selling, general and administrative expenses, excluding corporate	216.3	200.5	417.7	400.5
Amortization of broadcast rights	27.4	31.6	55.2	62.5
Amortization of intangible assets	77.4	73.8	155.1	147.5
Depreciation of property and equipment	39.3	39.9	78.4	79.4
Reimbursement from the FCC related to station repack	(0.6)	(6.9)	(2.3)	(12.3)
Other	-	-	-	(2.4)
Total operating expenses	911.7	843.3	1,792.4	1,672.3
Income from operations	333.4	288.3	662.8	573.2
Income from equity method investments, net	35.9	27.1	73.6	56.9
Interest expense, net	(75.4)	(70.1)	(144.6)	(142.2)
Pension and other postretirement plans credit, net	10.8	17.6	21.7	35.3
Other (expenses) income, net	(6.6)	7.6	(11.5)	6.2
Income before income taxes	298.1	270.5	602.0	529.4
Income tax expense	(71.6)	(70.7)	(124.1)	(130.4)
Net income	226.5	199.8	477.9	399.0
Net loss attributable to noncontrolling interests	1.0	0.3	1.2	2.0
Net income attributable to Nexstar Media Group, Inc.	$227.5	$200.1	$479.1	$401.0

Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$5.66	$4.70	$11.80	$9.34
Diluted	$5.56	$4.51	$11.54	$8.93

Weighted average number of common shares outstanding:
Basic	40.2	42.6	40.6	42.9
Diluted	40.9	44.4	41.5	44.9

Nexstar Media Group, Inc. 8/4/22

Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA:	2022	2021	2022	2021
Net income	$226.5	$199.8	$477.9	$399.0

Add (Less):
Interest expense, net	75.4	70.1	144.6	142.2
Income tax expense	71.6	70.7	124.1	130.4
Depreciation of property and equipment	39.3	39.9	78.4	79.4
Amortization of intangible assets	77.4	73.8	155.1	147.5
Amortization of broadcast rights	27.4	31.6	55.2	62.5
Stock-based compensation expense	13.1	10.4	26.2	22.0
Amortization of right-of-use assets attributable to favorable leases	0.2	0.2	0.4	0.4
Loss (gain) on asset disposal and operating lease terminations, net	-	(8.7)	(0.3)	(8.5)
Transaction and other one-time expenses	2.9	0.9	4.5	2.1
Income from equity method investments, net	(35.9)	(27.1)	(73.6)	(56.9)
Distributions from equity method investments	31.1	29.7	224.1	207.4
Pension and other postretirement plans credit, net	(10.8)	(17.6)	(21.7)	(35.3)
Other expenses (income), net	6.6	(7.6)	11.5	(6.2)
Gain on disposal of a business unit, net	-	-	-	(2.4)
Reimbursement from the FCC related to station repack	(0.6)	(6.9)	(2.3)	(12.3)
Payments for broadcast rights	(32.7)	(46.7)	(66.1)	(92.3)

Adjusted EBITDA before transaction, one-time and other non-cash items	491.5	412.5	1,138.0	979.0
Margin %	39.5%	36.5%	46.4%	43.6%

Less: Transaction and other one-time expenses	(2.9)	(0.9)	(4.5)	(2.1)

Adjusted EBITDA before other non-cash items	488.6	411.6	1,133.5	976.9
Margin %	39.2%	36.4%	46.2%	43.5%

Add (Less):
Stock-based compensation expense	(13.1)	(10.4)	(26.2)	(22.0)
Pension and other postretirement plans credit, net	10.8	17.6	21.7	35.3
Transaction and other one-time expenses	2.9	0.9	4.5	2.1

Adjusted EBITDA before transaction and other one-time expenses	$489.2	$419.7	$1,133.5	$992.3
Margin %	39.3%	37.1%	46.2%	44.2%

Less: Transaction and other one-time expenses	(2.9)	(0.9)	(4.5)	(2.1)

Adjusted EBITDA	$486.3	$418.8	$1,129.0	$990.2
Margin %	39.1%	37.0%	46.0%	44.1%

Nexstar Media Group, Inc. 8/4/22

Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Free Cash Flow:	2022	2021	2022	2021
Net income	$226.5	$199.8	$477.9	$399.0

Add (Less):
Interest expense, net	75.4	70.1	144.6	142.2
Income tax expense	71.6	70.7	124.1	130.4
Depreciation of property and equipment	39.3	39.9	78.4	79.4
Amortization of intangible assets	77.4	73.8	155.1	147.5
Amortization of broadcast rights	27.4	31.6	55.2	62.5
Stock-based compensation expense	13.1	10.4	26.2	22.0
Amortization of right-of-use assets attributable to favorable leases	0.2	0.2	0.4	0.4
Loss (gain) on asset disposal and operating lease terminations, net	-	(8.7)	(0.3)	(8.5)
Transaction and other one-time expenses	2.9	0.9	4.5	2.1
Income from equity method investments, net	(35.9)	(27.1)	(73.6)	(56.9)
Distributions from equity method investments	31.1	29.7	224.1	207.4
Pension and other postretirement plans credit, net	(10.8)	(17.6)	(21.7)	(35.3)
Other expenses (income), net	6.6	(7.6)	11.5	(6.2)
Gain on disposal of a business unit, net	-	-	-	(2.4)
Payments for broadcast rights	(32.7)	(46.7)	(66.1)	(92.3)
Cash interest expense	(71.9)	(66.4)	(137.5)	(134.8)
Capital expenditures, excluding station repack and CVR spectrum	(34.0)	(33.5)	(61.8)	(61.1)
Capital expenditures related to station repack	-	(1.0)	(0.8)	(5.4)
Proceeds from disposal of assets(1)	-	13.3	0.3	14.3
Operating cash income tax payments, net	(175.1)	(167.3)	(178.3)	(172.8)

Free cash flow before transaction, one-time and other non-cash items	211.1	164.5	762.2	631.5

Less: Transaction and other one-time expenses	(2.9)	(0.9)	(4.5)	(2.1)

Free cash flow before other non-cash items	208.2	163.6	757.7	629.4

Add: Pension and other postretirement plans credit, net	10.8	17.6	21.7	35.3
Transaction and other one-time expenses	2.9	0.9	4.5	2.1

Free cash flow before transaction and other one-time expenses	$221.9	$182.1	$783.9	$666.8

Less: Transaction and other one-time expenses	(2.9)	(0.9)	(4.5)	(2.1)

Free cash flow	$219.0	$181.2	$779.4	$664.7

____________________

(1)
Excludes proceeds from the sale of certain real estate property of $40.4 million during Q2 2022 ($45.3 million in total including deposits received in the first quarter of 2022 and the fourth quarter of 2021).